                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant              [X]

Filed by a Party other than the Registrant                 [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         PRIORITY HEALTHCARE CORPORATION
_______________________________________________________________________________

                (Name of Registrant as Specified In Its Charter)

_______________________________________________________________________________

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         1) Title of each class of securities to which transaction applies:

            ___________________________________________________________________

         2) Aggregate number of securities to which transaction applies:

            ___________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ___________________________________________________________________

         4) Proposed maximum aggregate value of transaction:

            ___________________________________________________________________

         5) Total fee paid:

            ___________________________________________________________________

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:
               _______________________________________________________________

         2)    Form, Schedule or Registration Statement No.:
               _______________________________________________________________

         3)    Filing Party:

               _______________________________________________________________

         4)    Date Filed:

               _______________________________________________________________

                         PRIORITY HEALTHCARE CORPORATION



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 1998





     The annual meeting of shareholders of Priority Healthcare Corporation will be held at the Conference Center, 10333 North Meridian Street, Indianapolis, Indiana, on Thursday, May 21, 1998, at 2:00 p.m., Indianapolis time, for the following purposes:

     (1) To elect two directors to serve until the 2001 annual meeting of shareholders and until their successors are elected and have qualified;

     (2) To approve or disapprove the appointment of Price Waterhouse LLP as auditors for the Company for 1998;

     (3) To approve the adoption of the Company's 1997 Stock Option and Incentive Plan; and

     (4) To transact such other business as may properly come before the meeting.

     All shareholders of record at the close of business on March 20, 1998 will be eligible to vote.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ADDRESSED, POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.







                                                 Michael D. McCormick, Secretary

                         PRIORITY HEALTHCARE CORPORATION

                            285 WEST CENTRAL PARKWAY
                        ALTAMONTE SPRINGS, FLORIDA 32714

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1998


     This statement is being furnished to shareholders on or about March 26, 1998 in connection with a solicitation by the Board of Directors of Priority Healthcare Corporation (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at 2:00 p.m., Indianapolis time, Thursday, May 21, 1998, at the Conference Center, 10333 North Meridian Street, Indianapolis, Indiana, for the purposes set forth in the accompanying Notice.

     The holders of record of shares of the Company's Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), and Class B Common Stock, $0.01 par value per share ("Class B Common Stock," together with the Class A Common Stock, "Common Stock"), outstanding at the close of business on March 20, 1998, the record date for the meeting, are entitled to vote at the meeting. On that date, there were 10,214,286 shares of Class A Common Stock and 2,300,922 shares of Class B Common Stock outstanding and entitled to vote at the meeting. On all matters, including the election of directors, each shareholder will have three votes for each share of Class A Common Stock held and one vote for each share of Class B Common Stock held. Accordingly, the Common Stock outstanding on the record date represents an aggregate of 32,943,780 votes.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. A shareholder attending the meeting will be given the opportunity to revoke his or her proxy and vote in person.

     Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as directors of all nominees listed under Proposal 1 and for Proposals 2 and 3. Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposals 2 and 3 will be subject to the vote of the holders of a greater number of shares favoring approval than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to all of the proposals, neither broker non-votes nor abstentions will affect the determination of whether such proposals will be approved.

     The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

     The cost of the solicitation of proxies will be borne by the Company.

     Bindley Western Industries, Inc., an Indiana corporation ("BWI"), beneficially owns all of the outstanding shares of Class A Common Stock, and therefore it holds 81.6% of the outstanding Common Stock and 93.0% of the voting power of the outstanding Common Stock. Accordingly, BWI has sufficient voting power to elect all nominees for director and control the outcome of any other matters that properly come before the meeting. The Company is not soliciting proxies in respect of the Class A Common Stock, although such shares are expected to be represented at the meeting.


                              ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors of the Company consists of six directors divided into three classes. Each class contains two directors, and the term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director's election and until such director's successor is elected and has qualified.

     Two directors are to be elected at the meeting, each to hold office for a term to expire at the 2001 annual meeting of shareholders and until his successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of Messrs. Michael D. McCormick and Thomas J. Salentine. Each of the nominees for director is presently a director. If any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person.

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each director or nominee has been the same for the last five years, and such person possesses sole voting and investment power with respect to the shares of Class B Common Stock indicated as beneficially owned by such nominee. None of the Company's directors beneficially owns any shares of Class A Common Stock. The beneficial ownership of BWI common stock by the Company's directors and nominees is set forth under "Management Ownership of BWI Common Stock." There is no family relationship between any of the directors or executive officers of the Company.

                                                                                   Class B
                                                                                   Shares
                                                                                Beneficially         Percent
                                              Present                             Owned on           of Class
                                             Principal             Director      January 31,        (if more
          Name             Age              Occupation              Since          1998             than 1%)
-----------------------    ---     -----------------------------  ---------  ------------------  ------------
                                               NOMINEES FOR DIRECTOR

          (Nominees for three-year term to expire at the annual meeting of shareholders in 2001)

Michael D. McCormick       50      Secretary of the Company;         1994          5,000                 ---
                                   Executive Vice President,
                                   General Counsel and
                                   Secretary of BWI (1)

Thomas J. Salentine        58      Executive Vice President          1994         50,000                2.2%
                                   and Chief Financial Officer
                                   of BWI (2)



                                                                                   Class B
                                                                                   Shares
                                                                                Beneficially          Percent
                                              Present                             Owned on           of Class
                                             Principal             Director      January 31,         (if more
          Name             Age              Occupation               Since          1998             than 1%)
-----------------------    ---     -----------------------------  ---------  ------------------  ------------
                                          DIRECTORS CONTINUING IN OFFICE
                           (Term expiring at the annual meeting of shareholders in 1999)

Robert L. Myers            52      President and Chief               1997         25,500   (3)          1.1%
                                   Executive Officer
                                   of the Company (4)

Richard W. Roberson        51      President of Sand Dollar          1997         15,461                 ---
                                   Partners, Inc. (investment
                                   and consulting firm) (5)

                           (Term expiring at the annual meeting of shareholders in 2000)

William E. Bindley         57      Chairman of the Board of          1994          5,000                 ---
                                   the Company; Chairman,
                                   Chief Executive Officer and
                                   President of BWI (6)

Rebecca M. Shanahan        44      Vice President, Managed           1997          1,261                 ---
                                   Care of the University of
                                   Chicago Hospitals and
                                   Health Systems (7)

----------

(1) Mr. McCormick also serves on the Board of Directors of BWI.

(2) Mr. Salentine also serves on the Board of Directors of BWI.

(3) Does not include shares subject to stock options which are not exercisable within 60 days. Includes 500 shares held by Mr. Myers' daughter.

(4) Mr. Myers has been the President of the Company since July 1996 and the Chief Executive Officer of the Company since May 1997. From July 1996 to May 1997, he was the Chief Operating Officer of the Company. From June 1995 through June 1996, Mr. Myers was a consultant to the health care industry. From 1971 to June 1995, he was employed by Eckerd Corporation, a retail drug store chain, where he served as a corporate officer from 1981 through 1995 and as senior vice president of pharmacy from 1990 to 1995. Mr. Myers is a registered pharmacist.

(5) From March 1993 to September 1996, Mr. Roberson served as president and chief executive officer of Visionworks, Inc., a retail superstore optical chain. From 1978 to March 1993, Mr. Roberson held various positions with Eckerd Corporation, including chief executive officer of Insta-Care Pharmacy Services, Inc. and president of Eckerd Vision Group from 1988 to 1993. Mr. Roberson is also a director of C. H. Heist Corporation, an industrial cleaning and maintenance company.

(6) Mr. Bindley also serves on the Board of Directors of BWI and of Shoe Carnival, Inc., a shoe retailer. Mr. Bindley was the Chief Executive Officer of the Company from July 1994 until May 1997 and the President of the Company from May 1996 until July 1996.

(7) From December 1996 to September 1997, Ms. Shanahan performed legal and consulting services as an independent contractor for various entities in the health care industry. From 1991 until December 1996, she held executive officer positions with Methodist Medical Group and Beltway Services, a 600-member physician practice group affiliated with Methodist Hospital in Indianapolis, Indiana, with her latest position being senior vice president and chief operating officer.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
                             NOMINEES LISTED ABOVE.

MEETINGS AND COMMITTEES

     During 1997, the Board of Directors of the Company held one meeting. During the period in 1997 for which he or she served as a director, no director attended fewer than 75% of the total meetings of the Board of Directors and each committee on which he or she served. The Board of Directors does not have a nominating committee. The Board of Directors has a Compensation Committee, which consists of Mr. Roberson and Ms. Shanahan. The primary functions of the Compensation Committee are to consider and recommend overall compensation programs, to review and approve compensation payable to management and to administer all executive compensation and stock option plans of the Company. The Compensation Committee met one time during 1997.

     The Board of Directors of the Company has an Audit, Ethics and Compliance Committee (the "Audit Committee"), the current members of which are Mr. Roberson and Ms. Shanahan. The functions of the Audit Committee are to meet with the independent accountants of the Company, to review the audit plan for the Company, to review the annual audit of the Company with the accountants together with any other reports or recommendations made by the accountants, to recommend whether the accountants should be continued as auditors for the Company and, if others are to be selected, to recommend those to be selected, to meet with the chief accounting officer for the Company and to review with him and the accountants for the Company the adequacy of the Company's internal controls, to review related party transactions, to monitor corporate policies and procedures with respect to the Company's ethics and compliance program and to perform such other duties as shall be delegated to the Audit Committee by the Board of Directors. The Audit Committee met one time during 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1997, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with.

EXECUTIVE OFFICERS

     As used throughout this Proxy Statement, the term "executive officers" refers to William E. Bindley, Chairman of the Board, Robert L. Myers, President and Chief Executive Officer, Guy F. Bryant, Executive Vice President - Priority Healthcare Distribution, Steven D. Cosler, Executive Vice President - Priority Pharmacy Services, Donald J. Perfetto, Vice President, Chief Financial Officer and Treasurer, Melissa E. McIntyre, Vice President - Clinical Services, Barbara
J. Luttrell, Vice President - Administration and William M. Woodard, Vice President - Marketing.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last two years to the two individuals who served as the Company's Chief Executive Officer during 1997 and to each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 1997 (the "Named Executive Officers").



                                                                            Long Term
                                                Annual Compensation        Compensation
                                            ---------------------------   --------------
                                                                              Awards
                                                                          --------------
                                                                            Securities
         Name and Principal                                                 Underlying         All Other
              Position                Year     Salary        Bonus (1)     Options (2)        Compensation
------------------------------------ ------ -------------   -----------   --------------   ------------------
William E. Bindley                   1997     $      --- (3)  $     ---(3)           ---(3)    $     ---     (3)
Chairman of the Board (4)            1996            --- (3)        ---(3)           ---(3)          ---     (3)
Robert L. Myers
President and                        1997     $  233,450      $ 200,000          100,000       $  21,236     (5)
Chief Executive Officer (6)          1996        105,000        130,000           50,000             121
Steven D. Cosler
Executive Vice President-Priority    1997     $  152,004      $  65,000           46,000       $  12,896     (7)
Pharmacy Services (8)                1996            ---            ---              ---             ---
Guy F. Bryant
Executive Vice President-Priority    1997     $  138,400      $  77,723           46,000       $  12,996     (9)
Healthcare Distribution              1996        125,735         55,500           15,000          11,861
Melissa E. McIntyre                  1997     $  125,234      $  51,839           40,000       $  12,993     (10)
Vice President-Clinical Services     1996        110,923         55,500           15,000          12,080
William M. Woodard                   1997     $  113,636      $  47,583           15,000       $  12,976     (11)
Vice President-Marketing             1996        101,119         50,600           15,000          12,111

------------------


 (1) Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.

 (2) Includes options to acquire shares of Class B Common Stock of the Company (for awards made in 1997) and options to acquire shares of BWI common stock (for awards made in 1996). The Company and BWI have no SAR plan and did not grant restricted stock awards.

 (3) Does not include compensation paid by BWI to Mr. Bindley as an officer of BWI.

 (4) Mr. Bindley served as the Chief Executive Officer of the Company from July 1994 until May 1997, but he did not receive or earn any compensation for his services rendered as Chief Executive Officer.

 (5) Consists of $12,800 in Company contributions to BWI's qualified profit sharing plan (the "BWI Profit Sharing Plan"), $8,126 in Company contributions to BWI's profit sharing excess plan and $310 in group life insurance premiums.

 (6) Mr. Myers joined the Company in July 1996 and became the Chief Executive Officer of the Company in May 1997. The amounts disclosed in the table do not include consulting fees paid to Mr. Myers prior to his being employed by the Company in 1996 of $50,547, the majority of which was paid in the form of shares of common stock of BWI.

 (7) Consists of $12,800 in Company contributions to the BWI Profit Sharing Plan and $96 in group life insurance premiums.

 (8) Mr. Cosler began serving as Executive Vice President-Priority Pharmacy Services in August 1997.

 (9) Consists of $12,800 in Company contributions to the BWI Profit Sharing Plan and $196 in group life insurance premiums.

(10) Consists of $12,800 in Company contributions to the BWI Profit Sharing Plan and $193 in group life insurance premiums.

(11) Consists of $12,800 in Company contributions to the BWI Profit Sharing Plan and $176 in group life insurance premiums.

EMPLOYMENT AGREEMENTS AND TERMINATION BENEFITS AGREEMENTS

     The Company has entered into a Termination Benefits Agreement with Mr. Myers. The purpose of the agreement is to encourage him to remain with the Company by assuring him of certain benefits in the event of a "Change in Control" of the Company.

     The Termination Benefits Agreement provides for payments to Mr. Myers upon the occurrence of certain events. The Termination Benefits Agreement has an initial term through December 31, 1998 and is automatically extended annually for an additional one-year period unless notice is given by the Company or Mr. Myers. The Termination Benefits Agreement is designed to protect Mr. Myers against termination of his employment following a "Change in Control" of the Company. For purposes of the Termination Benefits Agreement, "Change in Control" is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the combined voting power of the stock of the Company, the replacement of a majority of the current Board of Directors, the approval by the shareholders of the Company of a reorganization, merger or consolidation, or the approval by shareholders of a liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company. A "Change in Control," however, does not include an acquisition by any person in connection with a spin-off of the Company's Class A Common Stock by BWI.

     Following a "Change in Control," Mr. Myers is entitled to the benefits provided by the Termination Benefits Agreement in the event his employment is terminated within three years for any reason other than his death, disability, or normal retirement or is terminated by the Company for cause.

     In addition, Mr. Myers is entitled to the benefits of the Termination Benefits Agreement if, after a "Change in Control," he terminates his employment with the Company within three years in response to certain actions by the Company which include, among other things, a substantial reduction in his duties or responsibilities, a reduction in the level of salary payable to him, the failure by the Company to continue to provide him with benefits substantially similar to those previously provided to him, the required relocation of Mr. Myers, or the breach by the Company of any of the provisions of the Termination Benefits Agreement.

     Upon termination of employment, if Mr. Myers is entitled to the benefits payable under the Termination Benefits Agreement, he shall receive within 30 days following the termination all earned but unpaid salary, bonus and incentive payments through the date of his termination. In addition, he shall be entitled to a lump-sum payment of an amount equal to 2.9 times his average annual compensation paid by the Company for the past five years. Any lump sum payment will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

     On June 1, 1997, the Company entered into an employment agreement with each of Mr. Bryant, Mr. Cosler, Ms. McIntyre and Mr. Woodard. Each of the agreements is for a term to expire on February 28, 1999. Under the terms of these agreements, Mr. Bryant, Mr. Cosler, Ms. McIntyre and Mr. Woodard are entitled to receive base salaries of $11,050 per month, $12,283 per month, $10,600 per month and $9,583 per month, respectively, subject to annual review for potential increase. The employment agreements provide that the officers are eligible to receive an annual bonus based on individual and Company performance, up to 60% of annualized monthly salary for Mr. Bryant, Mr. Cosler or Ms. McIntyre, as the case may be, and up to 50% of annualized monthly salary for Mr. Woodard. Pursuant to the employment agreements, if the Company terminates Messrs. Bryant, Cosler or Woodard or Ms. McIntyre, as the case may be, without cause prior to the expiration of the employment agreement, the Company shall pay to Messrs. Bryant, Cosler or Woodard or Ms. McIntyre, as the case may be, the aggregate amount of regular compensation that he or she would be entitled to receive under the agreement for a six-month period.

     The Company also entered into a non-compete agreement with each of Mr. Bryant, Mr. Cosler, Ms. McIntyre and Mr. Woodard on June 1, 1997. These non-compete agreements contain confidentiality provisions and provide that, for one year after termination of employment with the Company for any reason other than termination by the Company without cause, in which event the period shall be six months, Mr. Bryant, Mr. Cosler, Ms. McIntyre or Mr. Woodard, as the case may be, may not compete with the Company, solicit the Company's customers or induce the Company's employees to terminate their employment.

COMPENSATION OF DIRECTORS

     During 1997, the Company paid directors who are not employees of the Company or BWI an annual retainer of $15,000 and a fee of $1,000 for each Board meeting or committee meeting attended. The annual retainer is paid 50% in cash and 50% in the form of shares of Class B Common Stock, valued at 100% of the fair market value of such shares on the date of grant. Such shares are not registered and are subject to the resale limitations of Rule 144 of the Securities Act of 1933, as amended. Directors who are full-time employees of the Company or BWI do not receive any additional compensation for serving as directors or for attending meetings, but all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

     On August 25, 1997, the Board of Directors and the then sole shareholder adopted an Outside Directors Stock Option Plan (the "Directors Plan"). Pursuant to the Directors Plan, each Eligible Director (as defined therein) is automatically granted an option to purchase 1,000 shares of Class B Common Stock on June 1 of each year beginning in 1998. The option exercise price per share is equal to the fair market value of one share of Class B Common Stock on the date of grant. Each option becomes exercisable six months following the date of grant and expires ten years following the date of grant. Subject to certain exceptions, options may be exercised by the holder only if he or she has been in continuous service on the Board of Directors at all times since the grant of the option. There are currently two Eligible Directors - Mr. Roberson and Ms. Shanahan. The Eligible Directors are not currently eligible for grants or awards under any other stock, bonus or benefit plans of the Company.

PROFIT SHARING PLAN

     The Company's eligible employees participate in the BWI Profit Sharing Plan. All employees are generally eligible to participate in the BWI Profit Sharing Plan as of the first January 1, April 1, July 1 or October 1 after having completed at least one year of service (as defined in the BWI Profit Sharing Plan) and having reached age 21.

     The annual contribution of the Company to the BWI Profit Sharing Plan is at the discretion of the Board of Directors of BWI and is generally 8% of a participant's compensation for the year. The employer contribution for a year is allocated among participants employed on the last day of the year in proportion to their relative compensation for the year. Subject to limitations imposed by the Code, a participant may, in addition to receiving a share of the employer contribution, have a whole percentage (ranging from 1% to 13%) of his or her compensation withheld from pay and contributed to the BWI Profit Sharing Plan. Subject to applicable Code requirements, employees may make "rollover" contributions to the BWI Profit Sharing Plan of qualifying distributions from other employers' qualified plans.

STOCK OPTIONS

     On August 25, 1997, the Company's Board of Directors and the then sole shareholder adopted the 1997 Stock Option and Incentive Plan (the "1997 Stock Option Plan"). The 1997 Stock Option Plan reserves for issuance 1,250,000 shares of the Company's Class B Common Stock, subject to adjustment in certain events. The 1997 Stock Option Plan provides for the grant to officers, key employees and consultants of the Company of options to purchase shares of Class B Common Stock and restricted shares of Class B Common Stock. Stock options granted under the 1997 Stock Option Plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options"). No individual participant may receive awards for more than 300,000 shares in any calendar year.

     In order to qualify the 1997 Stock Option Plan under Section 162(m) of the Code (which section limits the deductibility of certain employee compensation), the 1997 Stock Option Plan is being submitted to the Company's shareholders for approval at the annual meeting. For a description of the 1997 Stock Option Plan, see "Approval of the Company's 1997 Stock Option and Incentive Plan."

     The following table sets forth information with respect to options granted by the Company under the 1997 Stock Option Plan to the Named Executive Officers during 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR



                                                 Individual Grants                         Grant Date Value
                           ---------------------------------------------------------------  -----------------
                            Number of       % of Total
                            Securities       Options
                            Underlying      Granted to
                             Options       Employees in    Exercise                            Grant Date
          Name               Granted       Fiscal Year      Price       Expiration Date     Present Value (1)
-------------------------  ------------   --------------  ----------  --------------------  -----------------
William E. Bindley                  ---(2)      ---          ---              ---               ---
Robert L. Myers                   6,890(3)       1.6%       $  14.50    August 24, 2007       $   47,748(4)
                                 93,110(5)      22.0%          14.50    August 24, 2007          736,500(6)
Steven D. Cosler                  6,890(3)       1.6%          14.50    August 24, 2007           47,748(4)
                                 33,110(5)       7.8%          14.50    August 24, 2007          261,900(6)
                                  6,000(7)       1.4%          15.00   December 16, 2007          47,520(8)
Guy F. Bryant                     6,890(3)       1.6%          14.50    August 24, 2007           47,748(4)
                                 33,110(5)       7.8%          14.50    August 24, 2007          261,900(6)
                                  6,000(7)       1.4%          15.00   December 16, 2007          47,520(8)
Melissa E. McIntyre               6,890(3)       1.6%          14.50    August 24, 2007           47,748(4)
                                 33,110(5)       7.8%          14.50    August 24, 2007          261,900(6)
William M. Woodard                6,890(3)       1.6%          14.50    August 24, 2007           47,748(4)
                                  8,110(5)       1.9%          14.50    August 24, 2007           64,150(6)

------------------


(1) The Company does not believe that the Black-Scholes model or any other valuation model is a reliable method of computing the present value of the Company's employee stock options. The value ultimately realized, if any, will depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise. The grant date present value calculation uses an expected option term based on past experience, rather than the contract term of the options. The use of an expected term produces a valuation adjustment for non-transferability of the options. There have been no adjustments made for risk of forfeiture of the options.

(2) Does not include options to purchase BWI common stock granted by BWI. Mr. Bindley has not received or earned any compensation from the Company for services rendered to the Company.

(3) Incentive stock options to purchase Class B Common Stock granted at the initial public offering price of the Class B Common Stock. The options are exercisable on or after January 1, 1999.

(4) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.9%, an expected term of four years, a dividend yield of 0.0% and a stock volatility of 53.51%.

(5) Nonqualified stock options to purchase Class B Common Stock granted at the initial public offering price of the Class B Common Stock. The options are exercisable at the rate of 25% per year, beginning on January 1, 1999.

(6) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.92%, an expected term of five years, a dividend yield of 0.0% and a stock volatility of 55.81%.

(7) Nonqualified stock options granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning January 1, 1999.

(8) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.66%, an expected term of five years, a dividend yield of 0.0% and a stock volatility of 53.61%


     The following table sets forth information with respect to the exercise of options to acquire Class B Common Stock by the Named Executive Officers during 1997.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                            Shares                       Number of Securities         Value of Unexercised
                          Acquired on      Value        Underlying Unexercised         In-the-Money Options
         Name             Exercise      Realized     Options at Fiscal Year-End     at Fiscal Year-End (1)
-----------------------  ------------  ------------  ---------------------------  ----------------------------
                                                     Exercisable   Unexercisable   Exercisable   Unexercisable
                                                     ------------  -------------  -------------  -------------
William E. Bindley           ---           ---                  0              0  $           0  $           0
Robert L. Myers              ---           ---                  0        100,000              0         62,500
Steven D. Cosler             ---           ---                  0         46,000              0         25,750
Guy F. Bryant                ---           ---                  0         46,000              0         25,750
Melissa E. McIntyre          ---           ---                  0         40,000              0         25,000
William M. Woodard           ---           ---                  0         15,000              0          9,375

------------------


(1) The closing price for the Company's Class B Common Stock as reported by the Nasdaq National Market System on December 31, 1997 was $15.125. The value is calculated on the basis of the difference between the Class B Common Stock option exercise price and $15.125, multiplied by the number of "In-the-Money" shares of Class B Common Stock underlying the option.

     The following table sets forth information with respect to the exercise of options to acquire BWI common stock by the Named Executive Officers during 1997.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                                         Number of Securities           Value of Unexercised
                                                         Underlying Unexercised         In-the-Money Options
                            Shares                     Options at Fiscal Year-End     at Fiscal Year-End (2)
                         Acquired on       Value       ---------------------------  ----------------------------
         Name             Exercise     Realized (1)    Exercisable   Unexercisable   Exercisable   Unexercisable
-----------------------  ------------  --------------  ------------  -------------  -------------  -------------
William E. Bindley        165,751      $3,140,987           163,761        218,488  $   2,649,066  $   1,785,400
Robert L. Myers              ---            ---              17,338         32,662        249,384        450,616
Steven D. Cosler             ---            ---               9,674         10,326        135,884        130,366
Guy F. Bryant                ---            ---              18,475         11,525        249,882        148,243
Melissa E. McIntyre         5,000          27,500            13,598         11,402        175,262        146,613
William M. Woodard          2,983          33,416             9,365         10,152        119,175        130,051

------------------


(1) The value is calculated based on the difference between the option exercise price and the closing market price of the BWI common stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

(2) The closing price for BWI's common stock as reported by the New York Stock Exchange on December 31, 1997 was $30.875. The value is calculated on the basis of the difference between the BWI common stock option exercise price and $30.875, multiplied by the number of "In-the-Money" shares of BWI common stock underlying the option.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Prior to the consummation of the Company's initial public offering of its Class B Common Stock on October 29, 1997 (the "Offering") and the establishment of the Compensation Committee, the Company's Chairman was responsible for setting executive compensation for, and granting stock options to, the Company's executive officers. The salaries for executive officers for 1997 and the stock option grants approved by the Chairman were based principally on the recommendations of Mr. Myers, based upon his assessment of the contributions of the various executive officers in the performance of the Company and/or the business units directed by certain executive officers. Upon consummation of the Offering, the Compensation Committee was established to determine executive compensation and administer the 1997 Stock Option Plan. In 1997, the Compensation Committee granted additional stock options to certain executive officers, approved year-end bonuses and established guidelines for future compensation.

         Executive Compensation Policy

         The Company's compensation policy is designed to: (a) be competitive so that the Company can attract, reward, and retain the quality talent that is essential to its continued success; (b) motivate key employees through the use of incentive compensation programs, including annual bonuses and stock option grants; (c) treat employees fairly and, at the same time, be cost effective; (d) foster teamwork within the Company so that employees share in the rewards and risks of the Company; (e) offer executive officers the opportunity to achieve significant levels of ownership in the Company's stock so that their interests will be aligned with those of its shareholders; and (f) assure that executive officers' compensation will be tax deductible to the maximum extent permissible. Consistent with this policy, the compensation of executive officers has been and will be related in substantial part to Company performance. Compensation for executive officers consists of base salary, bonuses and stock option grants.

         Cash Based Compensation

         Base Compensation. In making future compensation decisions, the Compensation Committee's subjective review process will primarily include: (a) an analysis of executive compensation levels within the specialty distribution and health care services industry at other publicly-traded companies of comparable size and stature by reviewing proxy statements and national compensation surveys and reports; (b) individual efforts and accomplishments within the Company, the industry, and the community; (c) management experience and development; (d) team building skills consistent with the Company's best interests; (e) base compensation paid to other executive officers within the Company; and (f) observance of the Company's ethics and compliance program. Base compensation for 1997 was established for the executive officers after a merit review was conducted by the CEO.

         Annual Bonus. A portion of the cash compensation of the executive officers (and most other salaried employees) consists of annual bonus payments under the Company's bonus program. Allocation of the bonuses to the executive officers (other than the CEO) will be based on recommendations made by the CEO to the Compensation Committee. Bonus amounts to non-executive officers are generally based on recommendations made by the Company's executive officers.

         The Compensation Committee will give equal consideration to the Company's overall performance and the executive officer's performance for the specific areas of the Company under his or her direct control. This 50-50 balance supports accomplishment of overall objectives and rewards individual contributions by the executive officers. The 1997 annual bonuses were approved by the Compensation Committee after receiving input from the CEO based upon the subjective criteria used for establishing base compensation as set forth above.

         On March 26, 1998, the Compensation Committee adopted the following performance standards to be used for purposes of establishing future annual bonuses: (a) sales; (b) net earnings; and (c) individual performance criteria.

         The Compensation Committee deems such financial goals to be a valid measure of performance within the specialty distribution and health care services industry and consistent with the Company's best interests. Discretionary adjustments by the Compensation Committee are possible should unforeseen or uncontrollable events occur during the course of the year.

         The Compensation Committee's intent is to make the executive officers' total cash compensation package (base compensation plus annual bonus) competitive with other publicly-traded companies of comparable size and stature within the specialty distribution and health care services industry, based on its analysis of total cash compensation for similar executive officers within the industry.

         Equity Based Compensation

         The Board of Directors and the Compensation Committee believe that equity compensation, in the form of stock options, is an important element of performance based compensation of executive officers. By granting stock options, the Compensation Committee will continue the Company's practice of increasing key employees' equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Stock options and equity ownership in the Company provide a direct link between executive compensation and shareholder value. Stock options also create an incentive for key employees to remain with the Company for the long term because the options are not immediately exercisable and, if not exercised, are in most cases forfeited if the employee leaves the Company before retirement.

         Consistent with the above philosophy, the Board of Directors, based on input from the CEO, approved the granting of stock options to 126 key employees on August 25, 1997, and the Compensation Committee approved the granting of stock options to certain executive officers on December 16, 1997. For the executive officers (other than the CEO) the Board of Directors and the Compensation Committee considered: (a) the CEO's input; (b) subjective criteria with respect to individual performance, including individual efforts and accomplishments, experience, and team building skills; and (c) the relative number of stock option grants to other executive officers within the Company.

         Compensation of William E. Bindley, Chairman, and Robert L. Myers, President and Chief Executive Officer

         Mr. Bindley did not receive or earn any compensation for his services rendered as Chairman for 1997 or as Chief Executive Officer during the period January through May 1997.

         Mr. Myers' cash compensation is based on the same factors as the other executive officers. The Board of Directors' and Compensation Committee's decision to increase Mr. Myers' cash compensation (base compensation plus annual bonus) was based on the subjective criteria previously set forth in this report in the discussion with respect to cash compensation.

         Since the approval of the 1997 Stock Option Plan, Mr. Myers has also participated in the Company's equity based compensation program. By employing the subjective criteria previously set forth in the discussion with respect to cash and equity based compensation, the Board of Directors and the Compensation Committee granted to Mr. Myers the stock options shown in the Option Grants In Last Fiscal Year table set forth under "Compensation of Executive Officers and Directors--Stock Options."

         It is the Board of Directors' and Compensation Committee's view that Mr. Myers' total compensation package for 1997 was based on an appropriate balance of: (a) individual performance; (b) Company performance; and (c) other CEO compensation packages within the specialty distribution and health care services industry. The Compensation Committee points out that the companies used for evaluation of competitive compensation may not, in all cases, be the same as those companies comprising the industry peer group described under "Compensation of Executive Officers and Directors--Performance Graph."

          Board of Directors                   Compensation Committee
      (Prior to establishment of
        Compensation Committee)                  Richard W. Roberson
                                                 Rebecca M. Shanahan
          William E. Bindley
         Michael D. McCormick
            Robert L. Myers
          Thomas J. Salentine

     Compensation and Stock Option
           Committee of BWI
  (with respect to grants of options
     to purchase BWI common stock)

            Seth B. Harris
           Robert L. Koch II
          J. Timothy McGinley
           James K. Risk III
             K. Clay Smith

PERFORMANCE GRAPH

         The performance graph set forth below compares the cumulative total shareholder return on the Company's Class B Common Stock with the Nasdaq Market Index and with peer industries within SIC Code 5122 (Drugs, Drug Proprietaries and Druggists' Sundries) for the period from October 24, 1997 through December 31, 1997. The Company's Class B Common Stock commenced trading on the Nasdaq National Market System on October 24, 1997.


            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
             NASDAQ MARKET INDEX AND INDEX OF COMPANIES IN SIC 5122


                                       October 24, 1997    October 31, 1997     November 30, 1997    December 31, 1997
----------------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market                              100.00              100.00                100.43                98.77
SIC 5122 Companies                               100.00              100.00                104.94               102.35
Priority Healthcare Corporation                  100.00               93.94                 94.70                91.67
----------------------------------------------------------------------------------------------------------------------


                                 [LINE GRAPH]


         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Compensation Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to the establishment of the Compensation Committee, the Company's Board of Directors (which then consisted of Mr. Bindley, Mr. McCormick, Mr. Myers and Mr. Salentine) made compensation determinations for the Company. Messrs. Bindley, McCormick and Myers are officers of the Company and Mr. Salentine is a former officer of the Company. Messrs. Bindley, McCormick and Salentine are also directors and executive officers, and Mr. Bindley is a significant shareholder, of BWI, which provides certain services to and is a party to certain agreements with the Company. See "Certain Transactions."

         On October 29, 1997, the Board of Directors established the Compensation Committee to approve compensation and stock option grants for the Company's executive officers. The Compensation Committee members during 1997 were Mr. Roberson and Ms. Shanahan. None of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.


                              CERTAIN TRANSACTIONS

RELATIONSHIP AND TRANSACTIONS WITH PRINCIPAL SHAREHOLDER

     The Company was incorporated in June 1994 as a wholly owned subsidiary of BWI to operate the alternate site healthcare businesses acquired by BWI. On August 25, 1997, the Company effected a recapitalization, whereby all of the Company's outstanding shares of Common Stock were converted into 10,214,286 shares of Class A Common Stock, all of which were, and continue to be, owned by BWI. Following the Offering in October 1997 and currently, BWI beneficially owns 81.6% of the outstanding shares of Common Stock of the Company. Three of the six members of the Company's Board of Directors (Messrs. Bindley, McCormick and Salentine) are directors and executive officers of BWI. Mr. Bindley is also a significant shareholder of BWI.

     Set forth below are descriptions of certain services provided by BWI to the Company and certain agreements between the Company and BWI.

     Administrative Services. During 1997 and prior to the Offering, BWI provided management and consulting services to the Company as its wholly owned subsidiary, which services included, but were not limited to, legal, human resources, payroll and tax. In connection with the Offering, the Company and BWI entered into an Administrative Services Agreement (the "Services Agreement"), relating to the provision of similar services by BWI to the Company. The services covered by the Services Agreement include administrative services for employee benefits and risk management, legal, tax and treasury services. During 1997, the Company was charged a total of $65,000 for management and administrative services rendered by BWI to the Company. This amount was based on an allocation of the actual services rendered by BWI.

     BWI Profit Sharing Plan. The Company's eligible employees participate in BWI's Profit Sharing Plan. See "Compensation of Executive Officers and Directors--Profit Sharing Plan." BWI's contribution to the plan for Company employees for 1997 was $260,000.

     Insurance Coverage. During 1997, the Company was provided coverage under the BWI insurance plans. The expenses of these plans were charged to the Company based on a combination of a pro rata allocation and the push-down of actual expenses incurred, depending on the type of expenditure. The insurance expense allocated to the Company was $151,000 for 1997.

     Purchase of Inventory. During 1997, the Company purchased inventory from BWI at the price paid by BWI for such inventory. Such purchases of inventory from BWI aggregated $2.0 million in 1997.

     Dividend Note. On March 31, 1997, the Company paid a dividend to BWI in the form of a subordinated promissory note with a principal amount of $6.0 million (the "Dividend Note"). The Dividend Note bears interest at the rate of 7.25% per annum. Interest on the Dividend Note must be paid by the Company on a quarterly basis, with the principal amount due on March 31, 1999. The dividend returned a portion of BWI's equity investment in the Company. During 1997, the Company paid BWI $324,000 in interest on the Dividend Note.

     Borrowings. In prior years, BWI paid for or financed certain transactions on behalf of the Company, which costs were represented as borrowings due by the Company to BWI. The largest amount outstanding in 1997 relating to such borrowings was $16.3 million. The interest expense attributable to the borrowings was $671,000 for 1997. This interest expense was calculated by applying the BWI average incremental borrowing rate to the average outstanding borrowings. For 1997, the average outstanding borrowing was $10.3 million, and the average incremental borrowing rate applied to the borrowings was 6.4%. On October 29, 1997, the Company paid in full all amounts due under the borrowings with proceeds received from the Offering.

     Since the Offering, the Company has loaned funds to BWI. The largest amount outstanding during 1997 relating to this loan was approximately $6.7 million. The average incremental borrowing rate applied to the loan was 6.4%. As of March 13, 1998, the amount outstanding under this loan was approximately $11.2 million.

     Revolving Credit Promissory Note. In connection with the Offering, BWI made available to the Company a $30.0 million line of credit (the "Line"), evidenced by a Revolving Credit Promissory Note made by the Company in favor of BWI on September 30, 1997. The maturity date for the Line is December 31, 1998. Outstanding principal amounts under the Line bear interest, payable quarterly, at a rate equal to the rate then paid by BWI under its primary line of credit agreement. As of March 13, 1998, no amounts had been borrowed under the Line.

     Tax Sharing Agreement. Unless and until BWI distributes the Company's Class A Common Stock to shareholders of BWI (the "Distribution"), the results of operations of the Company and its domestic subsidiaries that are at least 80% owned by the Company (the "Company Group") will be included in BWI's consolidated federal income tax returns and in BWI's consolidated or combined state tax returns. BWI and the Company have entered into a Tax Sharing Agreement that provides, among other things, for the allocation between BWI and the Company of federal, state, local and foreign tax liabilities for all periods through the date that any Distribution occurs (the "Distribution Date"). Generally, the Company will be responsible for the portion of any tax deficiencies of BWI assessed with respect to all periods up to and including the Distribution Date that give rise to a tax benefit to the Company in a post-Distribution period. The Company will also be entitled to tax refunds received by BWI that result in a tax detriment to the Company for those post-Distribution periods. The Company will also be responsible for all income taxes imposed on the Company Group during the taxable period or portion thereof beginning on January 1, 1998 and ending on or before the Distribution Date. Furthermore, the Tax Sharing Agreement provides that, if the Distribution fails to qualify as a tax-free distribution as a result of any event occurring prior to the second anniversary of the Distribution Date that results from the breach of certain covenants made by the Company in the Tax Sharing Agreement or involves either the stock or assets (or any combination thereof) of any member of the Company Group, then the Company must indemnify and hold BWI harmless, on an after-tax basis, from any tax liability imposed upon it in connection with the Distribution. The Tax Sharing Agreement also prohibits the Company from entering into certain transactions or disposing of substantially all of its assets prior to the second anniversary of the Distribution Date in the absence of a prior opinion of independent tax counsel or the receipt of a private letter ruling from the Internal Revenue Service that such transaction or disposition will not cause the Distribution to be a taxable transaction. For 1997, the Company Group's allocated federal income taxes were $4.5 million.

     Indemnification and Hold Harmless Agreement. The Company and BWI entered into an Indemnification and Hold Harmless Agreement dated as of September 30, 1997 (the "Indemnification Agreement"), in which each party agrees to indemnify and hold harmless the other from and against certain obligations and contingent liabilities. Specifically, the Indemnification Agreement provides that the Company will indemnify and hold harmless BWI from obligations related to a guarantee which BWI made in favor of the Company and from certain indemnity and other obligations which BWI assumed, or which could be charged against BWI, in connection with five acquisitions by or on behalf of the Company. The Indemnification Agreement also provides that BWI will indemnify and hold harmless the Company from and against contingent liabilities in connection with certain pending litigation against BWI, to which the Company has been added as a party. In 1997, neither the Company nor BWI made any payments to the other under the Indemnification Agreement.

     The Company has adopted a policy that, following the Offering, all agreements, including any amendments to those described above, between the Company and BWI and its affiliates will be subject to the review of the Company's Audit Committee and will be on terms that the Audit Committee believes are no less favorable to the Company than terms that would be available from unaffiliated parties.


         APPROVAL OF THE COMPANY'S 1997 STOCK OPTION AND INCENTIVE PLAN

     On August 25, 1997, the Company's Board of Directors and the then sole shareholder adopted the 1997 Stock Option Plan. In order to qualify the 1997 Stock Option Plan under Section 162(m) of the Code (which section limits the deductibility of certain employee compensation), the 1997 Stock Option Plan is being submitted to the Company's shareholders for approval at the annual meeting.

     The following is a summary of the principal features of the 1997 Stock Option Plan. The summary is qualified in its entirety by reference to the complete text of the 1997 Stock Option Plan as set forth as Appendix A to this Proxy Statement. Shareholders are urged to read the actual text of the 1997 Stock Option Plan as set forth in Appendix A.

PURPOSE

     The purpose of the 1997 Stock Option Plan is to promote the long-term interests of the Company and its shareholders by providing a means of attracting and retaining officers and key employees of the Company. The Company believes that employees who own shares of the Company's Class B Common Stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

ELIGIBLE PERSONS

     Recipients of incentive awards under the 1997 Stock Option Plan must be, or have been at the time of grant, officers, consultants or key employees (as determined by the Compensation Committee). The Company presently has approximately 26 officers and employees who fall within the category of key employees and may be considered for incentive awards under the 1997 Stock Option Plan. No awards may be granted to directors who are not also employees of the Company or one of its subsidiaries.

SHARES SUBJECT TO THE 1997 STOCK OPTION PLAN

     The 1997 Stock Option Plan reserves for issuance 1,250,000 shares of the Company's Class B Common Stock, subject to adjustment in certain events. No individual participant may receive awards for more than 300,000 shares in any calendar year.

     The number of shares covered by an award under the 1997 Stock Option Plan reduces the number of shares available for future awards under the 1997 Stock Option Plan; however, any shares of restricted stock that ultimately are forfeited to the Company by the grantee will become available for further incentive awards under the 1997 Stock Option Plan. Similarly, if any stock option granted under the 1997 Stock Option Plan terminates or is surrendered or cancelled without having been exercised in full, the number of shares then subject thereto is added back to the number of remaining available shares under the 1997 Stock Option Plan.

     As of March 13, 1998, options to purchase 463,250 shares of Class B Common Stock were outstanding under the 1997 Stock Option Plan.

     The closing sale price of the Company's Class B Common Stock on March 13, 1998, as quoted on the Nasdaq Stock Market and reported in The Wall Street Journal, was $17.750 per share.

ADMINISTRATION OF THE PLAN

     The 1997 Stock Option Plan is administered by the Compensation Committee which is presently composed of two directors who are not eligible to participate in the 1997 Stock Option Plan. Subject to the terms of the 1997 Stock Option Plan, the Compensation Committee has sole authority to determine and designate those officers and key employees who are to be granted incentive awards under the 1997 Stock Option Plan and the nature and terms of the incentive awards to be granted, including the number of shares to be subject to such awards.

GRANT OF STOCK OPTIONS

     With respect to the grant of stock options under the 1997 Stock Option Plan that are intended to qualify as "incentive stock options" under Section 422 of the Code, the option price must be at least 100% (or 110% in the case of any holder of 10% or more of the voting power of the Company) of the fair market value of the Company's Class B Common Stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to "incentive stock options" that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The Compensation Committee establishes the exercise price of nonqualified stock options at the time the options are granted.

     The number and class of shares subject to an option will be adjusted by the Compensation Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Company's capital.

     During the time that the 1997 Stock Option Plan has been in effect, the Named Executive Officers have received options to purchase the indicated numbers of shares of Class B Common Stock as follows: Mr. Bindley, Chairman of the Board
- 0; Mr. Myers, President and Chief Executive Officer - 100,000; Mr. Cosler, Executive Vice President-Priority Pharmacy Services - 46,000; Mr. Bryant, Executive Vice President-Priority Healthcare Distribution - 46,000; Ms. McIntyre, Vice President-Clinical Services - 40,000; Mr. Woodard, Vice President-Marketing -15,000. All current executive officers as a group have been granted options under the 1997 Stock Option Plan to purchase 298,000 shares of Class B Common Stock. Additionally, options totaling 192,050 shares have been received by all employees of the Company as a group, other than executive officers, pursuant to the 1997 Stock Option Plan. The preceding numbers represent all option grants pursuant to the 1997 Stock Option Plan up to March 13, 1998, including options which have been forfeited or canceled. None of the current directors who are not executive officers nor either of the nominees for director have been granted any options to purchase shares of Class B Common Stock.

EXERCISE OF STOCK OPTIONS

     No incentive stock option granted under the 1997 Stock Option Plan may be exercised more than ten years, or five years in the case of any holder of 10% or more of the voting power of the Company, (or such shorter period as the Compensation Committee may determine) from the date it is granted. Nonqualified stock options may be exercised during such period as the Compensation Committee determines at the time of grant.

     Unless otherwise determined by the Compensation Committee, if a grantee's employment with the Company or a subsidiary is terminated for cause or voluntarily by the grantee for any reason other than death, disability or retirement, such grantee's options expire at the date of termination.

     Stock options granted under the 1997 Stock Option Plan become exercisable in one or more installments in the manner and at the time or times specified by the Compensation Committee at the time of grant.

RESTRICTED STOCK

     Incentive awards may be made in the form of restricted stock, in which case the participant would be granted shares of the Company's Class B Common Stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Compensation Committee determined at the time of grant. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Company, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

     While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 1997 Stock Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. It is expected that the terms of restricted stock awards ordinarily will provide that the restricted stock will be forfeited to the Company if the grantee ceases to be employed by the Company prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement while employed by the Company. It is also expected that a specified percentage of the restricted stock will become free of the forfeiture provisions and transfer restrictions on each anniversary of the date of grant of the restricted stock award.

     As of the date of this Proxy Statement, the Company has not made any awards of restricted stock.

PAYMENT FOR SHARES; LOANS BY THE COMPANY

     The Compensation Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of Class B Common Stock valued at its then fair market value, or by such other means (including a combination of stock so valued and cash) as it deems appropriate.

     The 1997 Stock Option Plan empowers the Company to make loans to grantees in connection with the exercise of stock options or the ownership of restricted stock, up to the following amounts:

     (1) With respect to the exercise of stock options, the sum of the exercise price and the amount of income taxes reasonably estimated to be payable by the grantee in connection with such exercise; or

     (2) With respect to restricted stock, the amount of income taxes reasonably estimated to be payable by the grantee in connection with the ownership of the restricted stock.

     Loans made under the terms of the 1997 Stock Option Plan bear interest at such rates as may be established by the Compensation Committee. No loan may have an initial term exceeding three years, but the loan may be renewed at the discretion of the Compensation Committee. With the consent of the Compensation Committee, loans may be repaid in shares of Class B Common Stock at their then fair market value. Loans may, but are not required to be, secured by shares of Class B Common Stock.

MISCELLANEOUS PROVISIONS

     The Compensation Committee may accelerate the period of exercise or vesting of any incentive award, either absolutely or contingently, for such reasons as the Compensation Committee may deem appropriate.

     In general, if the employment of a recipient of restricted stock is involuntarily terminated within 12 months following a change in control of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse. In addition, in the event of a tender offer or exchange offer for the Class B Common Stock or upon the occurrence of certain other events, all options granted under the 1997 Stock Option Plan shall become exercisable in full, unless otherwise provided by the Compensation Committee.

AMENDMENT OF THE PLAN

     The Board, or the Compensation Committee with the approval of the Board, may at any time terminate or amend the 1997 Stock Option Plan. No amendments to the 1997 Stock Option Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or the requirements of the Nasdaq National Market System.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of awards under the 1997 Stock Option Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

     Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the 1997 Stock Option Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under section 162(m). The 1997 Stock Option Plan has been designed to permit the Compensation Committee to grant awards which qualify for deductibility under section 162(m).

     Taxation of Ordinary Income and Capital Gains. For capital gains properly taken into account after July 28, 1997, subject to certain exceptions, the maximum rate of tax on "net capital gains" from the sale or exchange of capital assets held for more than 18 months is 20%, and the maximum rate is 18% for capital assets acquired after December 31, 2000 and held for more than five years. The maximum rate of tax for tax on "net capital gains" from the sale of capital assets held more than one year but not more than 18 months is 28%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. For taxpayers with certain income levels, the marginal tax rate applicable to ordinary income can range up to 39.6%. The classification of income as ordinary income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

     Nonqualified Stock Options. An employee who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the employee subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the employee as ordinary income in the year the income is taxable to the employee. Any appreciation in value after the time of exercise will be taxable to the employee as capital gain and will not result in a deduction by the Company.

     The employee may also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the employee's basis in the shares, the employee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the employee's basis in the shares, the employee will recognize long-term or short-term capital loss depending on how long the shares were held. The employee's basis in the option shares will equal the amount of ordinary income recognized by the employee upon exercise of the option, plus any cash paid to exercise the option.

     Incentive Stock Options. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

     An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

     Restricted Stock. An employee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time, unless the employee makes an election under section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the employee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed. If the Company complies with applicable withholding requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the employee. Such deduction would be available in the year in which the income is taxable to the employee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the employee's holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of the Company) with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions related thereto would constitute ordinary income to the employee and the Company would be entitled to a deduction at the same time and in the same amount.

     Pursuant to the provisions of section 83(b) of the Code, an employee who receives restricted stock may elect to be taxed at the time of the award. If the employee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the employee, will be taxed to the participant as ordinary income and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the participant and not deductible by the Company. If, after making an election pursuant to section 83(b), any shares are subsequently forfeited, the employee will be entitled to a capital loss deduction.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 STOCK OPTION PLAN.


                             APPOINTMENT OF AUDITORS

     The appointment of Price Waterhouse LLP as auditors for the Company during 1998 will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board. A representative of Price Waterhouse LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he or she desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICE WATERHOUSE LLP.

                        PRINCIPAL OWNERS OF COMMON STOCK

     The following table sets forth as of January 31, 1998, the number of shares of each class of Common Stock of the Company owned by any person (including any group) known by management to beneficially own more than 5% of each class of Common Stock of the Company, by each of the Named Executive Officers, and by all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.


                                              Class B Common Stock                  Class A Common Stock
                                       -------------------------------------  ----------------------------------
        Name and Address of            Number of Shares    Percent of Class   Number of Shares        Percent of
           Individual or                 Beneficially          (if more         Beneficially        Class (if more
         Identity of Group                Owned (1)            than 1%)           Owned (2)            than 1%)
         -----------------               -----------          ----------         -----------          ---------
William E. Bindley                             5,000             ---                   0                 ---
Robert L. Myers                               25,500(3)(4)       1.1%                  0                 ---
Steven D. Cosler                               2,000(3)          ---                   0                 ---
Guy F. Bryant                                  1,000(3)          ---                   0                 ---
Melissa E. McIntyre                              350(3)          ---                   0                 ---
William M. Woodard                               100(3)          ---                   0                 ---
Bindley Western Industries, Inc.          10,214,286(5)         81.6%         10,214,286                 100%
10333 N. Meridian Street, Ste. 300
Indianapolis, IN 46290
State of Wisconsin                           135,000             5.9%                  0                 ---
Investment Board
P.O. Box 7842
Madison, WI 53707 (6)
Bankers Trust Company                        198,400             8.6%                  0                 ---
130 Liberty Street
New York, NY 10006 (7)
All current directors and executive          108,672(3)          4.7%                  0                 ---
officers as a group (12 persons)

----------

(1) For information regarding the beneficial ownership of shares of Class B Common Stock held by non-employee directors, see "Election of Directors--Nominees."

(2) No shares of Class A Common Stock are beneficially owned by any non-employee director.

(3) Does not include shares subject to stock options which are not exercisable within 60 days.

(4)  Includes 500 shares held by Mr. Myers' daughter.

(5) This amount represents shares of Class B Common Stock issuable upon conversion of Class A Common Stock. The Class A Common Stock is convertible into Class B Common Stock on a share-for-share basis, upon the request of the holder thereof at any time and upon the occurrence of certain events.

(6) The shareholder is a government agency which manages public pension funds. Information is based solely on reports filed by such shareholder under
     Section 13(d) of the Securities Exchange Act of 1934.

(7) The shareholder is a bank and a wholly owned subsidiary of Bankers Trust New York Corporation, a parent holding company. Information is based solely on reports filed by such shareholder under Section 13(d) of the Securities Exchange Act of 1934.

                    MANAGEMENT OWNERSHIP OF BWI COMMON STOCK

     The following table sets forth as of January 31, 1998, the number of shares of common stock of BWI, the Company's parent, owned by all of the Company's directors and nominees, by each of the Named Executive Officers, and by all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares of BWI indicated as beneficially owned.


                                                   BWI Common Stock
                                         -------------------------------------------------
                          Name                Number of Shares         Percent of Class
                          ----               Beneficially Owned       (if more than 1%)
                                             ------------------        ----------------
     William E. Bindley                           3,385,165 (1)(2)         21.2%
     Robert L. Myers                                 26,560 (1)(3)         ---
     Michael D. McCormick                           331,313 (1)(4)          2.1%
     Richard W. Roberson                                  0                ---
     Thomas J. Salentine                            300,719 (1)(5)          1.9%
     Rebecca M. Shanahan                                  0                ---
     Steven D. Cosler                                10,010 (1)(6)         ---
     Guy F. Bryant                                   19,399 (1)(7)         ---
     Melissa E. McIntyre                             13,598 (1)(8)         ---
     William M. Woodard                               7,644 (1)(9)         ---
     All current directors and executive
     officers as a group (12 persons)             4,099,408 (1)(10)        24.7%

----------
(1) Does not include shares subject to stock options which are not exercisable within 60 days.

(2) Includes presently exercisable stock options to purchase 169,240 shares granted by BWI. Also includes 49,000 shares held by a family foundation and 47,500 shares held in a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 5,500 shares held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(3) Includes presently exercisable stock options to purchase 17,338 shares granted by BWI. Also includes 300 shares held by Mr. Myers' daughter.

(4) Includes presently exercisable stock options to purchase 313,984 shares granted by BWI. Also includes 972 shares held in a family foundation.

(5) Includes presently exercisable stock options to purchase 268,468 shares granted by BWI.

(6) Includes presently exercisable stock options to purchase 9,674 shares granted by BWI.

(7) Includes presently exercisable stock options to purchase 18,475 shares granted by BWI.

(8) Includes presently exercisable stock options to purchase 13,598 shares granted by BWI.

(9) Includes presently exercisable stock options to purchase 6,886 shares granted by BWI.

(10) Includes presently exercisable stock options to purchase 822,663 shares granted by BWI.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 1999 Annual Meeting of Common Shareholders is November 26, 1998.

     In order to be considered at the 1999 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company's Board of Directors, the shareholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be property brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

     The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

                         PRIORITY HEALTHCARE CORPORATION
                      1997 STOCK OPTION AND INCENTIVE PLAN


      1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its Affiliates.

      2. DEFINITIONS. The following definitions are applicable to the Plan:

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

     "Board" -- means the Board of Directors of the Company.

     "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board of Directors of the Company.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Company" -- means Priority Healthcare Corporation, an Indiana corporation.

     "Continuous Service" -- means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

     "Employee" -- means any person, including an officer or director, who is employed by the Company or any Affiliate.

     "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

     "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan which is intended to qualify under Section 422 of the Code.

                                   Appendix A

     "Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

     "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

     "Option" -- means an Incentive Stock Option or a Non-Qualified Stock
     Option.

     "Participant" -- means any officer, key employee or consultant of the Company or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this 1997 Stock Option and Incentive Plan of the Company.

     "Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

     "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 10 hereof, so long as such restrictions are in effect.

     "Securities Act" -- means the Securities Act of 1933, as amended.

     "Shares" -- means the Class B Common Stock, $.01 par value, of the Company.

     3. ADMINISTRATION. The Plan shall be administered by the Committee, which shall consist of two or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

     4. PARTICIPANTS. The Committee may select from time to time Participants in the Plan from those officers, key employees and consultants of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

     5. SHARES SUBJECT TO PLAN. Subject to adjustment by the operation of
Section 11 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 1,250,000 Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 300,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

     6. GENERAL TERMS AND CONDITIONS OF OPTIONS. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price, (ii) the number of Shares subject to, and the expiration date of, any Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and
(iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

     7.  EXERCISE OF OPTIONS.

     (a) Except as provided in Section 14, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in Section 8, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

     (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, (iii) by requesting that the Company withhold Shares issuable upon exercise of the Option having a Market Value equal to the Exercise Price, or (iv) by any other means determined by the Committee in its sole discretion.

     8. TERMINATION OF OPTIONS. Unless otherwise specifically provided by the Committee, Options shall terminate as provided in this Section.

     (a) Unless sooner terminated under the provisions of this Section, Options shall expire on the earlier of the date specified by the Committee or the expiration of ten (10) years from the date of grant.

     (b) If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or retirement, all rights under any Options granted to the Participant shall terminate immediately upon the Participant's cessation of Continuous Service.

     (c) If the Continuous Service of a Participant is terminated by reason of retirement or terminated by the Company without cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant's cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

     (d) In the event of the Participant's death or disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the one-year period immediately succeeding the Participant's cessation of Continuous Service by reason of death or disability, and in no event after the applicable expiration date of the Options.

     (e) Notwithstanding the provisions of the foregoing paragraphs of this
Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

     9. INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, and
(iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

     10. TERMS AND CONDITIONS OF RESTRICTED STOCK. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 10.

     (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c),
(d) and (e) of this Section 10 and Section 11 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

     (b) Except as provided in Section 13 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or total or partial disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Participant.

     (c) Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1997 Stock Option and Incentive Plan of Priority Healthcare Corporation, and an Agreement entered into between the registered owner and Priority Healthcare Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of Priority Healthcare Corporation."

     (d) At the time of an award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award, and to such other matters as the Committee shall in its sole discretion determine.

     (e) At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 10 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 10, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in
(i) and (ii) of the immediately preceding sentence.

     (f) At the expiration of the restrictions imposed by paragraph (a) of this
Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 10 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

     12. EFFECT OF REORGANIZATION. Awards will be affected by a Reorganization as follows:

     (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 10(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

     (b) If the Reorganization is a merger or consolidation, other than a Change in Control subject to Section 13 of this Agreement, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received which shall be subject to the restrictions set forth in Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

     13. EFFECT OF CHANGE IN CONTROL. If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 10 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if the event specified in clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall (except as otherwise provided in Section 9) become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option shall be exercisable by a director or officer of the Company within six months of the date of grant of such Option and no Option which has previously been exercised or otherwise terminated shall become exercisable.

     14. ASSIGNMENTS AND TRANSFERS. Except as otherwise determined by the Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

     15. EMPLOYEE RIGHTS UNDER THE PLAN. No officer, employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

     16. DELIVERY AND REGISTRATION OF STOCK. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

     17. WITHHOLDING TAX. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company shall, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

     Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company shall, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

     18. LOANS.

     (a) The Company may make loans to a Participant in connection with Restricted Stock or the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

     (b) No loan made under the Plan shall exceed (i) with respect to Options, the sum of (A) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the grantee and (ii) with respect to Restricted Stock, the amount of reasonably estimated income taxes payable by the grantee. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

     (c) No loan shall have an initial term exceeding three years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after termination of the Participant's employment due to death, retirement or disability, or (ii) the day of termination of the Participant's employment for any reason other than death, retirement or disability.

     (d) Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

     (e) When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

     (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

     19. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or NASDAQ system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

     20. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years from the date of adoption unless sooner terminated under Section 19 hereof.

                               PRIORITY HEALTHCARE CORPORATION
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             I hereby appoint William E. Bindley and Michael D. McCormick, or
    P        either of them, my proxies, with power of substitution, to vote all
    R        shares of common stock of the Company which I am entitled to vote
    O        at the annual meeting of common shareholders of said company, to be
    X        held at the Conference Center, 10333 North Meridian Street,
    Y        Indianapolis, Indiana, on May 21, 1998, at 2:00 P.M., Indianapolis
             time, and at any adjournment, as follows:

             Election of Directors, Nominees:                              (change of address)

                                                                           ------------------------------------
             Michael D. McCormick and Thomas J. Salentine                  ------------------------------------
                                                                           ------------------------------------
                                                                           ------------------------------------
                                                                           (If you have written in the above
                                                                           space please mark the corresponding
                                                                           box on the reverse side of this
                                                                           card.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED UNDER PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.


                                                                                                                      SEE REVERSE
                                                                                                                          SIDE

 ...................................................................................................................................

                                                            DETACH CARD

NOTE: THE CONFERENCE CENTER IS LOCATED ON THE 1ST FLOOR OF 3 MERIDIAN PLAZA AT THE NORTHEAST CORNER OF 103RD STREET AND
      MERIDIAN STREET.

                        PRIORITY HEALTHCARE CORPORATION

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                          FOR   WITHHELD  FOR ALL
                                          ALL      ALL    EXCEPT:
1. Election of Directors --                []     []        []      ------------------------------------------
 (see reverse)
                                          FOR  AGAINST  ABSTAIN                                              FOR  AGAINST  ABSTAIN
2. To approve the appointment of           []     []        []       3. To approve the adoption of the        []     []        []
   Price Waterhouse LLP as auditors                                     Company's 1997 Stock Option and
   for the Company for 1998;                                            Incentive Plan; and
                                                                     4. In their discretion, to transact
                                                                        such other business as may properly
                                                                        come before the meeting.

                                                                     Address Change Requested

                                                                                                Date: _______________________, 1998
                                                                                                ___________________________________
                                                                                                Signature(s)
                                                                                                Please sign exactly as name appears
                                                                                                hereon. Joint owners should each
                                                                                                sign. When signing as attorney,
                                                                                                guardian, please give full title as
                                                                                                such. If a corporation, please sign
                                                                                                in full corporate name by President
                                                                                                or other authorized officer. If a
                                                                                                partnership, please sign in
                                                                                                partnership name by authorized
                                                                                                person. Please, mark, sign, date
                                                                                                and return the proxy promptly in
                                                                                                the enclosed postage paid envelope.

 ...................................................................................................................................

                                           !           FOLD AND DETACH HERE            !

                     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.
